Exhibit 10.4

From:	LIVANOVA PLC a company incorporated in England and Wales with registration number 09451374 (the “Company”) acting through its Italian branch located at Via Benigno Crespi, 17 Italy, 20159 Milan

To:     BANCA NAZIONALE DEL LAVORO S.P.A. as Original Lender

Date: 21 April 2020
Dear Sirs/Madams
LIVANOVA PLC ITALIAN BRANCH ‑ AMENDMENT LETTER

1.	BACKGROUND

(a)
We refer to the facility agreement dated 25 July 2019 (the “Facility Agreement”) and made between (1) LivaNova plc, Italian Branch as Company (the “Company”) and (2) Banca Nazionale del Lavoro S.p.A. as Original Lender as amended from time to time (the “Facility Agreement”).

(b)	This Letter is supplemental to and amends the Facility Agreement.

(c)	The Company has requested that the Lender agrees to certain amendments to the Facility Agreement. The Lender has consented to the amendments contemplated by this Letter.

2.	DEFINITIONS AND INTERPRETATION

2.1	Definitions
In this Letter terms defined in, or construed for the purposes of, the Facility Agreement have the same meanings when used in this Letter (unless the same are otherwise defined in this Letter):

2.2	Paragraphs

(a)	In this Letter, any reference to a “paragraph” or “schedule” is, unless the context otherwise requires, a reference to a paragraph or schedule of this Letter.

(b)	Paragraph and schedule headings are for ease of reference only.

2.3	Continuing obligations
Subject to the provisions of this Letter:

(a)	the Facility Agreement and all the other Finance Documents shall remain in full force and effect;

(b)	as from the date hereof, the Facility Agreement shall be read and construed as one document with this Letter; and

(c)
nothing in this Letter shall constitute or be construed as a waiver or release of any right or remedy of a Finance Party under the Finance Documents, nor otherwise prejudice any right or remedy of a Finance Party under the Facility Agreement or any other Finance Document.

3.	AMENDMENTS, CONFIRMATIONS AND FURTHER ASSURANCE

3.1	Amendments
With effect from the Effective Date, the Facility Agreement shall be amended in accordance with Schedule 1 (Amendment) to this Letter.

3.2	Further assurance
The Company shall, at the request of the Lender and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Letter.

4.	REPRESENTATIONS AND RELIANCE

4.1	Representations
The Company makes the Repeating Representations (as defined in the Facility Agreement) in relation to itself and, where relevant, each of its Subsidiaries on the date of acceptance of this letter, by reference to the facts and circumstances existing at that date.

4.2	Reliance
The Company acknowledges that the Lender has entered into this Letter in full reliance on the representations and warranties made by it in the terms stated in this paragraph 4.

5.	COSTS AND EXPENSES
In accordance with clause 16.2 (Amendments Costs) of the Facility Agreement, the Company shall within three Business Days of demand pay the Lender the amount of all costs and expenses (including legal fees) incurred by the Lender in responding to and evaluating this Letter.

6.	MISCELLANEOUS

6.1	Counterparts
This Letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Letter.

6.2	Third party rights

(a)
Unless expressly provided to the contrary in a Finance Document, a person (other than a Finance Party) who is not a party to this Letter has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Letter.

(b)	Subject to clause 31 (Amendments and Waivers) of the Facility Agreement, the consent of any person who is not a party to this Letter is not required to rescind or vary this Letter at any time.

6.3	Finance Document
The Lender and the Company agree that this Letter is a Finance Document.

6.4	Governing law
This Letter and any non‑contractual obligations arising out of or in connection with it shall be governed by English law.
Please confirm your agreement to the above by signing and returning the enclosed copy of this Letter.
Yours faithfully
/s/ Maurizio Borelli
For and on behalf of
LIVANOVA PLC, ITALIAN BRANCH

SCHEDULE 1: Amendment

The Facility Agreement will be amended as follows:
The definition of “Test Period” in Clause 19.3 (Definitions) of the Facility Agreement shall be deleted and replaced with the following:
“Test Period” shall mean for the purposes of Clause 19.1(a) and Clause 19.1(b), each period of twelve months ending on an Accounting Date.

To:    LIVANOVA PLC, ITALIAN BRANCH
We acknowledge, agree and accept the above terms:
/s/ Paolo Montagna
For and on behalf of
BANCA NAZIONALE DEL LAVORO SPA

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